EXHIBIT 99.02


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                                      D & E

                                 COMMUNICATIONS



March 31, 1997                                       Contact: W. Garth Sprecher
                                                              (717) 738-8304


FOR IMMEDIATE RELEASE


D & E Communications, Inc. finalizes merger with PCS One, Inc.

     Ephrata, PA -- Officials at D & E Communications, Inc. (D&E) announced today that the company has completed a merger with PCS One, Inc., a wireless communications firm based in New Jersey.

     Under the merger agreement, D&E issued approximately 341,000 shares of common stock to acquire PCS One. In addition, all of PCS One's outstanding shares of common stock will be exchanged for D&E common stock.

     As a result of the merger, D&E will acquire a C-block broadband Personal Communications Services (PCS) license for the Lancaster, PA Basic Trading Area. The license had previously been held by the PCS One company.

     D & E Communications, Inc. (NASDAQ: DECC) is a full-service telecommunications company based in Lancaster County, PA. Its Denver and Ephrata Telephone subsidiary is the 34th largest telephone company in the United States, while its Red Rose Communications subsidiary provides voice, data, and video communications equipment and service throughout southcentral PA.


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           124 East Main Street, P.O. Box 458, Ephrata, PA 17522-0458

                       Phone 717-733-4101 FAX 717-733-7461


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